Exhibit 99.2

Rule 438 Consent

In accordance with Rule 438 under the Securities Act of 1933, as amended, each of the undersigned hereby consents to being named as a prospective director of Wheeler Real Estate Investment Trust, Inc. in the registration statement on Form S-11 filed by Wheeler Real Estate Investment Trust, Inc. with the Securities and Exchange Commission on or about October 12, 2011, as may be amended from time to time.

/s/ Christopher J. Ettel
Christopher J. Ettel
October 12, 2011

/s/ David Kelly
David Kelly
October 12, 2011

/s/ Sanjay Madhu
Sanjay Madhu
October 12, 2011

/s/ William W. King
William W. King
January 31, 2012

/s/ John McAuliffe
John McAuliffe
April 4, 2012

/s/ Ann L. McKinney
Ann McKinney
April 9, 2012